Exhibit 3.1

CERTIFICATE OF AMENDMENT

OF

ARTICLES OF INCORPORATION

OF

HORNE INTERNATIONAL, INC.

HORNE INTERNATIONAL, INC., a corporation organized under the laws of the state of Delaware, by its chief executive officer does hereby certify:

1.            The name of the corporation is Horne International, Inc.

2.            That the Board of Directors of said corporation at a meeting duly convened and held on the 30th day of June, 2014, passed a resolution declaring that the change and amendment in the articles of incorporation hereinafter set forth is advisable, and called a special meeting of the shareholders to take action thereon.

3.            That thereafter, on the 20th day of August, 2012, and adjourned until 19th day of September, 2014, pursuant to such call of the Board of Directors, and upon notice given to each shareholder of record entitled to vote on an amendment to the articles of incorporation as provided by law, a special meeting of the shareholders of the Corporation was concluded on the 19th day of September, 2014, at which meeting, the holders of 63,353,572 Common Shares, representing at least a majority of the voting power, were present in person or represented by proxy; that the number of shares of the Corporation outstanding and entitled to vote on the adoption of said amendment was 79,540,683; that 15,145,672 share voted against such change and amendment, and that 48,043,010 shares, constituting at least a majority of the shares outstanding and entitled to vote thereon, voted in favor of such change and amendment, such change and amendment being as follows:

"4.                The total number of shares of stock which the Corporation shall be authorized to issue is 5,000,000,000 shares of Common Stock of the par value of $0.001 per share, amounting in the aggregate to $5,000,000.  The number of the authorized shares of any class or classes of stock may be increased or decreased by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote."

THE UNDERSIGNED, does make and file these amendments to the articles of incorporation, hereby declaring and certifying that the facts herein are true, and accordingly have hereunto set his hand this 19th day of September, 2014.

HORNE INTERNATIONAL, INC.

BY:	DALLAS EVANS
Dallas Evans, Chief Executive Officer